UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2005

Thunderball Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-1667449	000-50968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 279-2005
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2005, the Registrant’s board of directors passed a resolution adopting the Thunderball Entertainment, Inc. 2005 Stock Option Plan (the “2005 Plan”). The Company has reserved 1,500,000 shares of common stock for issuance under the 2005 Plan. As of the date of this current report, no options have been granted under the 2005 Plan. The 2005 Plan provides for the grant of both incentive and non-statutory stock options which are valued at the fair market value of the stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant. Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. Non-statutory stock options granted under the 2005 Plan will not qualify as incentive stock options. The board of directors adopted the 2005 Plan to provide a means by which Company employees, directors, officers and consultants may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2005, Ronald E. Eibensteiner resigned as the Registrant’s President and Chief Executive Officer. Mr. Eibensteiner continues to serve as the Registrant’s Chairman of the Board.

Effective as of July 18, 2005, the Registrant elected Timothy J. Walsh as its President and Chief Executive Officer. Mr. Walsh has served as a member of the Registrant’s board of directors since May 2005. From November 2001 to January 2005, Mr. Walsh served as the Senior Vice President, Sales and Marketing of Sagebrush Corporation whose primary business activity is providing information access systems to educational institutions.  From 1999 to November 2001, Mr. Walsh served as founder and President of Shopforschool, a start-up internet venture whose primary focus was providing parents with a vehicle to raise funds for schools through online shopping. Prior to his association with Shopforschool, Mr. Walsh was the Vice President, Sales, Marketing and Business Development for the OnHealth Network Company.

The Registrant will compensate Mr. Walsh with an annual salary in the amount of $150,000.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Thunderball Entertainment, Inc. 2005 Stock Option Plan

99.1	Press Release dated July 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDERBALL ENTERTAINMENT, INC.

Date: July 22, 2005	By:	/s/ Brian D. Niebur

Brian D. Niebur Chief Financial Officer

EXHIBIT INDEX
Ex. No.	Description

10.1	Thunderball Entertainment, Inc. 2005 Stock Option Plan

99.1	Press Release dated July 19, 2005.